SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 14, 1998
                        TO PROSPECTUS DATED MAY 1, 1998

                          $1,317,558,000 (Approximate)
                      GS MORTGAGE SECURITIES CORPORATION II
                                    as Seller
                  Commercial Mortgage Pass-Through Certificates
                                Series 1998 GL II

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     This is a Supplement to the Prospectus  Supplement  dated May 14, 1998 (the
"Prospectus  Supplement") to the Prospectus dated May 1, 1998 relating to the GS
Mortgage   Securities    Corporation   II   Commercial   Mortgage   Pass-Through
Certificates, Series 1998-GL II.

     The Class E Certificates will be issued with original issue discount for federal income tax purposes, not de minimis original issue discount as stated on pages S-37 and S-299 of the Prospectus Supplement.

                              Goldman, Sachs & Co.

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                  The date of this Supplement is May 20, 1998.